UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 6, 2010

Date of report (Date of earliest event reported)

EYE CARE CENTERS OF AMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

333-56551	74-2337775
(Commission File Number)	(IRS Employer Identification No.)

11103 West Avenue San Antonio, TX	78213-1392
(Address of Principal Executive Offices)	(Zip Code)

(210) 340-3531

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 6, 2010, HVHC Inc. (“HVHC”), which indirectly wholly owns Eye Care Centers of America, Inc. (“ECCA”), issued a press release stating that, on December 31, 2009, HVHC consummated a refinancing transaction by entering into a new credit agreement (the “Credit Agreement”) with a syndicate of lenders led by PNC Bank, National Association. A portion of the proceeds of the initial borrowings under the Credit Agreement was used to refinance all of HVHC and its subsidiaries’ then outstanding debt, including to redeem ECCA’s 10 3/4  % Senior Subordinated Notes due 2015 and the related Guarantees (the “ECCA Notes”), as well as to satisfy all outstanding obligations under that certain credit agreement, dated March 1, 2005, among ECCA, ECCA Holdings Corporation, the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent. HVHC is the sole shareholder of ECCA Holdings Corporation (“ECCA Holdings”), and ECCA Holdings is the sole shareholder of ECCA.

As a result of the consummation of the transactions contemplated by the Credit Agreement, ECCA will cease filing any further periodic reports with the Securities and Exchange Commission (the “SEC”). The ECCA Notes are governed by that certain Indenture, dated February 4, 2005 (the “Indenture”), between ECCA (as successor in interest to LFS-Merger Sub, Inc.), as issuer, the subsidiary guarantors named therein and the Bank of New York Mellon Trust Company, N.A. (as successor in interest to the Bank of New York), as trustee (the “Trustee”). The ECCA Notes were registered on May 3, 2005 pursuant to a Form S-4 filed with the SEC, and ECCA has continued as a voluntary filer of its periodic reports with the SEC pursuant to its contractual obligation under the Indenture. In connection with the consummation of the refinancing transaction, ECCA called for the redemption of all of the ECCA Notes on February 16, 2010, and a portion of the proceeds of borrowings under the Credit Agreement were deposited with the Trustee on December 31, 2009 to effect such redemption. The foregoing actions effectively terminated the Indenture, including ECCA’s contractual obligations to file any further periodic reports with the SEC.

The press release, attached hereto and filed herewith as Exhibit 99.1, is incorporated herein by reference.

All of the information furnished in Item 8.01 of this report and the accompanying exhibits shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, is not subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1:	Press Release of HVHC Inc. dated January 6, 2010 titled, “HVHC Consummates Refinancing Transaction.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYE CARE CENTERS OF AMERICA, INC.

Date: January 6, 2010	By:	/S/ DAVID L. HOLMBERG
David L. Holmberg
Chief Executive Officer